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                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-31826, No. 333-33568, No. 333-40680, No.
333-56490, and No. 333-78959) and Form S-8 (No. 333-30726, No. 333-40310, No.
333-55048, No. 333-55618, No. 333-48277, No. 333-90653, No. 333-91661, and No.
333-95105) of DoubleClick Inc. of our report dated January 11, 2001, except as for Note 16 which is as of February 22, 2001, relating to the consolidated financial statements and financial statement schedule, which appear in this Form 10-K.

                             /s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP
New York, New York
March 9, 2001